EXHIBIT 4.4

                           E-NET FINANCIAL CORPORATION

                           SPECIMEN SHARE CERTIFICATE



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               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                                           CUSIP NO. 268741 10 4

       NUMBER                                                     SHARES
        3002

                          e-Net Financial Corporation

                   Authorized Common Stock: 20,000,000 Shares
                                Par Value: $.001

THIS CERTIFIES THAT


IS THE RECORD HOLDER OF


               Shares of e-NET FINANCIAL CORPORATION Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.


     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                           e-Net Financial Corporation

/s/ Jean Oliver                  Corporate Seal          /s/ Michael Roth
---------------                                          ----------------
Jean Oliver, Secretary               Nevada              Michael Roth, President


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